March 29, 1994


Electronics Associates, Inc.
185 Monmouth Parkway
West Long Branch, New Jersey 07764


          Re:  Amendment No. 1 to Financing Agreements

Gentlemen:

          Congress Financial Corporation ("Congress") and Electronic Associates, Inc. ("Borrower") have entered into financing arrangements pursuant to the Accounts Financing Agreement [Security Agreement], dated August 13, 1993, between Congress and Borrower (the "Accounts Agreement") and various supplements thereto, including the Covenant Supplement to Accounts Financing Agreement [Security Agreement], dated August 13, 1993, between Congress and Borrower (the "Covenant Supplement"; together with the Accounts Agreement and all other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used in this letter agreement, unless otherwise defined herein, shall have the meaning set forth in the Financing Agreements.

          Borrower has requested that Congress agree to amend the Financing Agreements in order to defer the increase in the minimum amount of the Consolidated Tangible Net Worth otherwise required to be maintained on or after October 1, 1994 and Congress is willing to agree to such amendment on and subject to the terms and conditions contained in this letter agreement (the "Amendment").

          In consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

          1. Consolidated Tangible Net Worth. Section 4.11 of the Covenant Supplement is hereby deleted in its entirety and replaced with the following:

          "4.11 Consolidated Tangible Net Worth. Borrower shall, at all times, maintain a Consolidated Tangible Net Worth of not less than (a) negative $1,400,000 from the date hereof through and including December 31, 1994, (b) negative $500,000 from January 1, 1995 through and including July 31, 1995 and (c) positive $700,000 at all times on and after August 1, 1995; provided, that, if Borrower receives one or more [cash] equity contribution(s) in an aggregate amount of $2,000,000 or more during the period from March 29, 1994 through and including December 31, 1994, then Section 4.11 of the Covenant Supplement shall be deemed further amended automatically effective as of the later of October 1, 1994 or the date upon which such aggregate [cash] equity capital contributions equal or exceed $2,000,000, so as to increase the minimum amount of Consolidated Tangible Net Worth required to be maintained at all times on and after such date from negative $1,400,000 to negative S500,000 (subject to further increase in accordance with clause (c) effective on and after August 1, 1995)."

          2. Effectiveness of Amendment. Except as modified pursuant hereto, the Accounts Agreement, the Covenant Supplement and the other Financing Agreements are hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment control.

          3. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

          4. Counterparts. This Amendment may be executed in any number of counterparts but all of such counterparts shall together constitute one and the same agreement.


                                      Very truly yours,

                                      CONGRESS FINANCIAL CORPORATION

                                      By:____________________________

                                      Title:_________________________


AGREED:

ELECTRONIC ASSOCIATES, INC.

By:____________________________

Title:_________________________


CONSENTED TO:

MILOTEC S.A. De C.V.

By:____________________________

Title:_________________________